AMENDMENT

TO

CUSTODIAN AGREEMENT

This Amendment to Custodian Agreement (the “Amendment”) is made effective as of August 30, 2023 by and between THE ADVISORS’ INNER CIRCLE FUND III (the “Fund,” including on behalf of each of its separate series listed on Schedule I), a management investment company organized as a Delaware statutory trust and registered with the Commission under the Investment Company Act of 1940 (the 1940 Act), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or the“Custodian”).

Reference is made to the Custodian Agreement dated as of November 25, 2014, by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund and BBH&Co. have agreed to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendments to the Agreement

1.	The Agreement is hereby amended by deleting Schedule I in its entirety and substituting in place thereof the updated Schedule I attached hereto, reflecting the addition of the ARGA Value Fund to the Agreement.

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

3.	This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Elizabeth E. Prickett
Name:	Elizabeth E. Prickett
Title:	Principal

THE ADVISORS’ INNER CIRCLE FUND III

By:	/s/ James Bernstein
Name:	James Bernstein
Title:	Vice President & Secretary

 SCHEDULE I TO

THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

List of Funds as of August 30, 2023

Knights of Columbus Core Bond Fund

Knights of Columbus International Equity Fund

Knights of Columbus Large Cap Growth Fund

Knights of Columbus Large Cap Value Fund

Knights of Columbus Small Cap Fund

Knights of Columbus Limited Duration Fund

Knights of Columbus Real Estate Fund
Knights of Columbus Long/Short Equity Fund

Knights of Columbus U.S. All Cap Index Fund

MetLife Multi-Sector Fixed Income Fund (f/k/a Logan Circle Partners Multi-Sector Fund)

MetLife Core Plus Fund (f/k/a Logan Circle Partners Core Plus Fund)

PineBridge Dynamic Asset Allocation Fund

FS Chiron Capital Allocation Fund

Redwheel Global Emerging Equity Fund

GQG Partners Emerging Markets Equity Fund

Ninety-One Global Franchise Fund

Penn Mutual AM Strategic Income Fund (f/k/a Penn Mutual AM Unconstrained Bond Fund)

GQG Partners U.S. Select Quality Equity Fund

KBI Global Investors Aquarius Fund

Ninety-One Emerging Markets Equity Fund

Mesirow Financial High Yield Fund

Mesirow Financial Small Cap Value Sustainability Fund

Mesirow Financial Enhanced Core Plus Fund

Nicholas Partners Small Cap Growth Fund

GQG Partners Global Quality Equity Fund

Penn Mutual AM 1847 Income Fund

CCT Thematic Equity Fund

First Foundation Fixed Income Fund

First Foundation Total Return Fund

SouthernSun Small Cap Fund

SouthernSun U.S. Equity Fund

ARGA Emerging Markets Value Fund

ARGA International Value Fund

ARGA Value Fund

Legal & General Long Duration U.S. Credit Fund

GQG Partners International Quality Dividend Income Fund

GQG Partners US Quality Dividend Income Fund

GQG Partners Global Quality Dividend Income Fund

Ninety One Global Environment Fund

Ninety One International Franchise Fund

FS Multi-Strategy Alternatives Fund

FS Managed Futures Fund

FS Chiron Real Development Fund (f/k/a FS Chiron Real Asset Fund)

Legal & General Global Developed Equity Index Fund

Legal & General Cash Flow Matched Bond Fund

Legal & General U.S. Credit Fund

Legal & General Retirement Income 2040 Fund

Legal & General Long Life Fund

Legal & General Commodity Strategy Fund

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley International Value Fund

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund

Barrow Hanley Total Return Bond Fund

Barrow Hanley Credit Opportunities Fund

Barrow Hanley Floating Rate Fund

Barrow Hanley US Value Opportunities Fund

List of Funds Added by Joinder (and their respective Series)

As of August 30, 2023

CFC Fund	Series of AIC III
Chiron Capital Allocation Fund Ltd.	FS Chiron Capital Allocation Fund
FS Alternatives Fund (Cayman)	FS Multi-Strategy Alternatives Fund
FS Managed Futures Fund (Cayman)	FS Managed Futures Fund
FS Real Asset Fund (Cayman)	FS Chiron Real Asset Fund
Legal & General Commodity Strategy Fund Offshore Ltd.	Legal & General Commodity Strategy Fund

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